Exhibit (g)(25)

[Goldman Letterhead]

April 16, 2013

State Street Bank and Trust Company

Lafayette Corporate Center

2 Avenue de Lafayette

Boston, MA 02111

Attention: James DePietro

Re: Goldman Sachs Trust II - Goldman Sachs Multi-Manager Alternatives Fund: Additional Trust and Fund to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and between Goldman Sachs Trust (“Goldman Sachs Trust”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Goldman Sachs Trust II (“Goldman Sachs Trust II”) has been established as a new open-end management investment company. Goldman Sachs Trust, Goldman Sachs Credit Strategies Fund and Goldman Sachs Trust II hereby request that Goldman Sachs Trust II be added to the Custodian Contract as a Trust party thereunder and that, accordingly, you act as Custodian of Goldman Sachs Trust II as a Trust under the terms thereof. Additionally, Goldman Sachs Trust II hereby requests that you act as Custodian for its series of shares known as the Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”) under the terms of the Custodian Contract. All references in the Custodian Contract to the “Trust” shall be deemed to apply, as applicable, to Goldman Sachs Trust II, and all references to a “Fund” of Goldman Sachs Trust II shall be deemed to refer to Goldman Sachs Multi-Manager Alternatives Fund.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer

Exhibit (g)(25)

GOLDMAN SACHS CREDIT STRATEGIES FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer

GOLDMAN SACHS TRUST II

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer

Agreed to as of April 16, 2013:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President